Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2015, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-202391) and related Prospectus of RainDance Technologies, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 25, 2015